EXHIBIT 99.1

Cavium Networks Contact:

Art Chadwick	Angel Atondo
VP and Chief Financial Officer	Marketing Communications Manager
Tel: (650) 623-7063	Tel : (650) 623-7033
Email: art.chadwick@caviumnetworks.com	Email: angel.atondo@caviumnetworks.com

Cavium Networks Announces Financial Results for Q3 2008

Cavium announces record quarterly revenue in Q3 2008.
Revenue increased 14% sequentially and 73% year-over-year

MOUNTAIN VIEW, Calif., October 20, 2008 – Cavium Networks (NASDAQ: CAVM), a leading provider of highly integrated semiconductor products that enable intelligent processing for networking, communications, storage, wireless and security applications, today announced financial results for the third quarter of 2008 ended September 30, 2008.

Revenue in the third quarter of 2008 was $24.5 million, a 14% sequential increase from the $21.6 million reported for the second quarter of 2008 and an increase of 73% from the $14.2 million reported for the third quarter of last year.

Generally Accepted Accounting Principles (GAAP) Results

Net income for the third quarter of 2008, on a GAAP basis, was $1.8 million, or $0.04 per share (diluted), compared to net income of $2.1 million, or $0.05 per diluted share in the second quarter of 2008, and net income of $1.3 million, or $0.03 per share in the third quarter of last year. Gross margins were 58.8% in the third quarter of 2008 compared to 63.8% in the second quarter of this year. Total cash and cash equivalents were $91.9 million at September 30, 2008.

Non-GAAP Results

Cavium Networks believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. Non-GAAP financial measures in the third quarter of 2008 exclude $2.8 million in stock-based compensation and related payroll tax expense, amortization of acquired intangible assets and adjustments related to the acquisition of Star Semiconductor. The reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this release.

Net income for the third quarter of 2008, on a non-GAAP basis, was $4.6 million, or $0.11 per share (diluted), compared with $3.8 million, or $0.09 per share (diluted) in the second quarter of the year and $2.1 million, or $0.05 per share (diluted) in the third quarter of last year. Gross margins, on a non-GAAP basis, were 62.8% in the third quarter of 2008 compared to 64.2% in the second quarter of this year.

“The third quarter was yet another strong quarter for us across all key metrics. We continue to deliver strong sequential and year-over-year growth along with robust expansion in operating margins,” said Syed Ali, president and CEO of Cavium Networks. “Non-GAAP operating margins have increased from 12.6% in the first quarter of 2008 to 16.8% in the second quarter of 2008, to 19.2% in the third quarter of 2008. Furthermore, non-GAAP income from operations increased 30.3% sequentially from Q2 2008 to Q3 2008, due to the strength in our business and leverage in our business model. We also continue to experience record design win rates with traction across all markets that we serve”.

Conference Call

Cavium Networks will broadcast its third quarter 2008 financial results conference call today, October 20, 2008 at 2 p.m. Pacific time (5 p.m. Eastern time). The conference call will be available via a live web cast on the investor relations section of the Cavium Networks website at http://www.caviumnetworks.com. Please access the website at least a few minutes prior to the start of the call in order to download and install any necessary audio software. An archived web cast replay of the call will be available on the web site for a limited period of time.

About Cavium Networks

Cavium Networks is a leading provider of highly integrated semiconductor products that enable intelligent processing in networking, communications, storage, wireless and security applications. Cavium Networks offers a broad portfolio of integrated, software compatible processors ranging in performance from 10 Mbps to 10 Gbps that enable secure, intelligent functionality in enterprise, data-center, broadband/consumer and access & service provider equipment. Cavium Networks processors are supported by ecosystem partners that provide operating systems, tool support, reference designs and other services. Cavium Networks principal offices are in Mountain View, California with design team locations in California, Massachusetts, India and Taiwan. For more information, please visit: http://www.caviumnetworks.com.

Note on Forward-Looking Statements

This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to existing or new competition, the rate of new design wins, the rate at which existing design wins go into production, technological advances, pricing pressures; general economic conditions; development of new products and technologies; manufacturing difficulties; whether Cavium Networks is successful in marketing its products; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. In addition, there can be no assurance that the company will be able to continue to expand non-GAAP operating margins for the foreseeable future. More information about these and other risks that may impact Cavium’s business are set forth in the “Risk Factors” section of our Form 10K filed with the Securities and Exchange Commission on March 10, 2008 and our latest Form 10Q filed on August 8, 2008. All forward-looking statements in this press release are based on information available to us as of the date hereof and qualified in their entirety by this cautionary statement, and we assume no obligation to revise or update these forward-looking statements.

CAVIUM NETWORKS, INC.
Unaudited GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended
	September 30, 2008	June 30, 2008
Net Revenue	$24,525	$21,562
Cost of revenue (1)	10,099	7,808

Gross profit	14,426	13,754

Operating expenses:
Research and development (2)	6,593	6,461
Sales, general and administrative (3)	5,944	5,454

Total operating expenses	12,537	11,915

Income from operations	1,889	1,839

Other income, net:
Interest expense	(115)	(135)
Interest income and other	499	609

Total other income, net	384	474

Income before income tax	2,273	2,313
Income tax expense	454	240

Net income	$1,819	$2,073

Net income per common share, basic	$0.04	$0.05
Shares used in computing basic net income per common share	40,578	40,300
Net income per common share, diluted	$0.04	$0.05
Shares used in computing diluted net income per common share	42,628	42,992
(1) Cost of revenue includes:
Amortization of acquired intangibles	$814	$32
Fair value adjustment of acquired inventory	153	—
Stock-based compensation and related taxes	20	55
(2) Research and development expense includes:
Stock-based compensation and related taxes	810	821
(3) Sales, general and administrative includes:
Stock-based compensation and related taxes	1,016	866
Amortization of acquired intangibles	7	—

CAVIUM NETWORKS, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands, except per share amounts)

	Three Months Ended
Reconciliation of GAAP gross profit & margin to non-GAAP:	September 30,2008	June 30, 2008
Net revenue	$24,525	$21,562
GAAP gross profit	14,426	13,754
GAAP gross margin	58.8%	63.8%
Amortization of acquired intangibles:
Cost of revenue	814	32
Stock-based compensation and related taxes:
Cost of revenue	20	55
Fair value adjustment of acquired inventory	153	—

Non-GAAP gross profit	$15,413	$13,841

Non-GAAP gross margin	62.8%	64.2%

	Three Months Ended
Reconciliation of GAAP income from operations to non-GAAP:	September 30, 2008	June 30, 2008
GAAP income from operations	$1,889	$1,839
Amortization of acquired intangibles	821	32
Stock-based compensation and related taxes	1,846	1,742
Fair value adjustment of acquired inventory	153	—
Non-GAAP income from operations	$4,709	$3,613

Non-GAAP income from operations as a percentage of revenue	19.2%	16.8%

	Three Months Ended
Reconciliation of GAAP net income to non-GAAP:	September 30, 2008	June 30, 2008
GAAP net income	$1,819	$2,073
Non-GAAP adjustments:
Stock-based compensation and related taxes:
Cost of revenue	20	55
Research and development	810	821
Sales, general and administrative	1,016	866
Amortization of acquired intangibles:
Cost of revenue	814	32
Sales, general and administrative	7	—
Fair value adjustment of acquired inventory	153	—
Total of non-GAAP adjustments	2,820	1,774
Non-GAAP net income	$4,639	$3,847

GAAP net income per share (diluted)	$0.04	$0.05

Non-GAAP adjustments detailed above	0.07	0.04
Non-GAAP net income per share (diluted)	$0.11	$0.09

GAAP weighted average shares (diluted)	42,628	42,992
Non-GAAP adjustment	920	775
Non-GAAP weighted average shares (diluted)	43,548	43,767

CAVIUM NETWORKS, INC.
Unaudited GAAP Condensed Consolidated Balance Sheets
(In thousands)

Assets			September 30, 2008	June 30, 2008
Current assets:
	Cash and cash equivalents		$91,918	$99,284
	Accounts receivable, net		13,483	10,867
	Inventories		15,301	12,913
	Prepaid expenses and other current assets		1,276	1,287

		Total current assets	121,978	124,351
Property and equipment, net			10,836	11,041
Intangible assets, net			8,212	3,963
Goodwill			4,186	807
Other assets			385	410

		Total assets	$145,597	$140,572

Liabilities and Stockholders’ Equity
Current liabilities:
	Accounts payable		$7,116	$5,444
	Accrued expenses and other current liabilities		3,447	2,700
	Deferred revenue		1,685	1,980
	Capital lease and technology license obligations, current		2,666	3,120

		Total current liabilities	14,914	13,244
Capital lease and technology license obligations, net of current			2,255	2,792
Other non-current liabilities			616	508

		Total liabilities	17,785	16,544

Stockholders’ equity
	Common stock		41	41
	Additional paid-in capital		180,637	178,672
	Accumulated deficit		(52,866)	(54,685)

		Total stockholders' equity	127,812	124,028
		Total liabilities and stockholders' equity	$145,597	$140,572